                             C O N F I D E N T I A L




                            SUPPLY AGREEMENT BETWEEN

                     PHILIPS MEDICAL SYSTEMS NEDERLAND B.V.
                                    (PHILIPS)


                                       AND


                       INTERMAGNETICS GENERAL CORPORATION
                                (INTERMAGNETICS)


                                    REGARDING



                           A FAMILY OF ACTIVE SHIELDED
                           SUPERCONDUCTING MRI MAGNETS

 Content:                                                               Page:
 ----------------------------------------------------------------------------
 1        Scope                                                          2

 2        Definitions                                                    2

 3        Products                                                       2

 4        Change Control                                                 3

 5        Prices                                                         3

 6        Purchase Orders                                                3

 7        Forecast and Ordering Procedures                               4

 8        Production                                                     4

 9        Delivery                                                       5

 10       Warranty                                                       6

 11       Service                                                        9

 12       Branding, Trademarks and Tradenames                            9

 13       Term and Termination                                          10

 14       Purchase Orders placed prior to termination effectivity       10

 15       Prevailing Agreement                                          10

 16       Surviving Terms                                               10

 17       List of Schedules                                             11

 18       Effectiveness                                                 11

 Schedules
 ---------
 A        [CONFIDENTIAL TREATMENT REQUESTED]
 B        Branding instructions
 C        [CONFIDENTIAL TREATMENT REQUESTED]
 D        [CONFIDENTIAL TREATMENT REQUESTED]
 E        Change request form
 F        Configuration management
 G        [CONFIDENTIAL TREATMENT REQUESTED]
 H        Accounting data and procedures
 I        Forwarding instructions
 J        Customs instructions
 K        [CONFIDENTIAL TREATMENT REQUESTED]

This SUPPLY AGREEMENT is

between

PHILIPS MEDICAL SYSTEMS NEDERLAND B.V., of Best, The Netherlands (hereinafter referred to as "PHILIPS") on the one part

and

INTERMAGNETICS GENERAL CORPORATION acting through its Magnet Business Group of Latham, New York, the United States of America (hereinafter referred to as "INTERMAGNETICS") on the other part.

WHEREAS:

o PHILIPS and INTERMAGNETICS entered into an Umbrella Agreement dated 29 April, 1999 setting forth the terms and conditions applicable to their relationship; and

o under the Umbrella Agreement, the parties may enter into a Supply Agreement for the supply of certain magnet systems from INTERMAGNETICS to PHILIPS; and

o the Parties now desire to enter into a Supply Agreement to cover the supply of existing and future products from INTERMAGNETICS to PHILIPS;


NOW IT IS HEREBY AGREED AS FOLLOWS:

1.      Scope

This Supply Agreement is an integral part of the Parties' UMBRELLA AGREEMENT dated 29 April, 1999. Except as expressly stated otherwise herein, all terms and conditions of the Umbrella Agreement, including definitions, are incorporated as if fully set forth in this Supply Agreement. This Supply Agreement will encompass the supply of Products that meet Specifications contained in Schedule A and shall take effect on 1 January 2000 (the Effective Date).

2.      Definitions

Product(s)                  In addition to the definition of Product in the
                            Umbrella Agreement, Product shall mean, in this Supply Agreement, the products which are specified in Schedule A. Products may be added or deleted to Schedule A by mutual agreement of the Parties in writing.

Spare Parts                 shall mean replaceable Parts of the Products
                            classified by INTERMAGNETICS as spare parts

Specification               shall mean the requirements for the Products as set
                            forth in Schedule A.

Supply Agreement:           shall mean this document and all the Schedules that
                            are presently attached thereto and all Appendixes and amendments that will be attached thereto provided they are signed and/or initialed by the individuals authorized to bind the Parties.

Tools shall mean components supplied by INTERMAGNETICS specifically for the purpose of installation or service of the Product(s)


3.       Product(s)

3.1. INTERMAGNETICS shall only supply Product(s) which have successfully passed the agreed upon tests to ensure meeting the Specification and which have been subject to the issuance by PHILIPS of a NORD.



                                     Page: 2

3.2. INTERMAGNETICS shall be under no obligation to accept orders for any Product until a NORD has been issued for that type of Product. PHILIPS shall be under no obligation to accept deliveries until a NORD has been issued.

4.       Change Control

4.1. INTERMAGNETICS shall inform PHILIPS in writing by means of the standard form for change request as laid out in Schedule E to this Supply Agreement of any and all changes affecting form, fit or function to the Product(s) and/or Spare Parts that result from its continuing engineering activities as they occur. Any changes proposed by INTERMAGNETICS such as change in design, material, manufacturing process and other aspects which affect form, fit or function and/or the Specification(s) will be subject to the prior written consent of PHILIPS. The objective of Parties is to conclude the authorization, cancellation or rejection of any change request within sixty (60) days from its initiation.

4.2. In the event PHILIPS desires a change in the Product(s) and/or Spare Parts, the provision of Article 4.1 hereof shall apply mutatis mutandis.


5.       Prices

5.1. INTERMAGNETICS shall supply the Product(s) and Spare Parts to PHILIPS at prices which are set forth in Schedule C to this Supply Agreement.

5.2.     [CONFIDENTIAL TREATMENT REQUESTED]

5.3.     [CONFIDENTIAL TREATMENT REQUESTED]


6.       Purchase Orders

6.1. Product(s) and/or Spare Part(s) shall be ordered by PHILIPS through the written or electronic release of a Purchase Order which shall be subject to and governed by this Supply Agreement.

6.2. Each Purchase Order shall at least specify the type of Product(s) and/or Spare Part(s), the quantity(ies), the price(s) and the requested delivery date(s).

6.3. Purchase Order(s) may include additional terms relating to the purchase, shipment and other conditions if previously agreed upon between PHILIPS and INTERMAGNETICS.

                                    Page: 3

6.4. Purchase Order(s) so placed by PHILIPS shall be acknowledged by INTERMAGNETICS within five (5) working days after receipt provided that such Purchase Order(s) comply with the requirements of Schedule D.


7.       Forecast and Ordering Procedures

7.1 Parties have agreed to the forecast and order lead time provisions as specified in Schedule D to this Supply Agreement.


8.       Production

8.1. Subject to the confidentiality provisions of the Umbrella Agreement between Parties, PHILIPS' technical, purchasing, quality, logistic and service experts are entitled to visit INTERMAGNETICS' factory in order to assess all relevant aspects of the progress of the manufacture of the Products, such as without limitation with respect to Specifications, quality, serviceability and delivery times, provided that in accordance with INTERMAGNETICS' confidentiality needs, PHILIPS' experts will not have access to certain, to be agreed upon in advance, aspects of the manufacturing process. PHILIPS' experts are entitled to make suggestions and proposals, but same shall be binding and valid on INTERMAGNETICS and PHILIPS only if confirmed in a document signed by authorized representatives of all relevant parties.

8.2. Each Product shall be tested by INTERMAGNETICS prior to delivery. The tests shall enable INTERMAGNETICS to verify that the Products comply with the Specifications. Test requirements and procedures have been defined in the Specifications. No later than seven (7) working days prior to the start of the test, INTERMAGNETICS shall inform PHILIPS thereof in writing and PHILIPS is entitled to be represented at these tests. Notwithstanding PHILIPS being so represented, Article 9.7 will remain applicable. Upon satisfactory completion of the tests a copy of the test results per Product authorized by INTERMAGNETICS' responsible quality officer shall be transmitted to PHILIPS with a request to authorize delivery thereof. PHILIPS will react to this request within five (5) working days following receipt of the information. If PHILIPS does not respond within said five working days the Product shall be deemed to be accepted by PHILIPS and INTERMAGNETICS shall be entitled to deliver the Product and forward the relevant invoice to PHILIPS. In case the Product appears not to comply with the Specifications PHILIPS shall be entitled to reject the Product in which case INTERMAGNETICS shall repair or replace the Product.


9.       Delivery

                                    Page: 4

9.1. Unless specifically otherwise agreed in writing the Product(s) and Spare Part(s) shall be delivered in accordance with the terms of the pertaining Purchase Order and this Article 9.

9.2.     [CONFIDENTIAL TREATMENT REQUESTED]

9.3.     [CONFIDENTIAL TREATMENT REQUESTED]

9.4.     [CONFIDENTIAL TREATMENT REQUESTED]

9.5.     [CONFIDENTIAL TREATMENT REQUESTED]

9.6      [CONFIDENTIAL TREATMENT REQUESTED]

9.7. Upon receipt, PHILIPS is entitled to retest (incoming inspection) at PHILIPS location the Product(s) and Spare Part(s) in accordance with the agreed upon tests, set forth in Schedule A to this Supply Agreement. In the event a Product does not comply with the agreed Specifications and acceptance test requirements, or subsequent change(s) agreed upon in accordance with Article 4 PHILIPS is entitled to reject the pertaining Product(s) and it shall inform INTERMAGNETICS thereof in writing with an indication of the deficiencies as they appear to PHILIPS. Subject to the provisions of Article 10, INTERMAGNETICS shall, at its option, either repair or replace the Product(s) and Spare Part(s) rejected by PHILIPS within a reasonable time taking into account PHILIPS' interests but at the latest within 90 (ninety) days after PHILIPS' notice of rejection. All costs related to such repair or replacement shall be borne by INTERMAGNETICS unless caused by damage incurred under PHILIPS ownership.


10.      Warranty

10.1.    [CONFIDENTIAL TREATMENT REQUESTED]

10.2.    [CONFIDENTIAL TREATMENT REQUESTED]

10.3.    [CONFIDENTIAL TREATMENT REQUESTED]

10.4.    [CONFIDENTIAL TREATMENT REQUESTED]

10.5.    [CONFIDENTIAL TREATMENT REQUESTED]

10.6.    [CONFIDENTIAL TREATMENT REQUESTED]

10.7.    [CONFIDENTIAL TREATMENT REQUESTED]

                                    Page: 5

10.8.    [CONFIDENTIAL TREATMENT REQUESTED]

10.9.    [CONFIDENTIAL TREATMENT REQUESTED]


11.      Service

11.1. INTERMAGNETICS undertakes that it will have available Spare Part(s), make the same available to PHILIPS at PHILIPS' request at prices as set forth in Schedule C to this Supply Agreement and will continue to enhance software, if applicable, for the Products during a period of seven (7) years after the last dispatch of Products by INTERMAGNETICS.

11.2. INTERMAGNETICS may, at its discretion, substitute functionally equivalent Spare Parts, subject to informing PHILIPS previously in writing and making available free of charge a number of such equivalent Spare Parts for PHILIPS to test and provided PHILIPS approves these Spare Parts in writing. After completion of such tests, PHILIPS will either purchase or return such Spare Parts to INTERMAGNETICS.

11.3. Together with each Product, INTERMAGNETICS will supply to PHILIPS one copy of the necessary updated operating and technical/maintenance manual, both for hardware and software in the English language and will forward same separately to PHILIPS' attention to the address PHILIPS will specify per case.

11.4. Other Service aspects are as set forth in Schedule G to this Supply Agreement.


12.      Branding Trademarks and Trade Names

12.1. The Products and packing supplied under this Supply Agreement will be branded with PHILIPS' and INTERMAGNETICS' trademarks and trade names in accordance with each Party's instructions as set forth in Schedule B to this Supply Agreement. INTERMAGNETICS recognizes PHILIPS' rights in and to PHILIPS' trademarks and trade names. In this respect it is understood that PHILIPS may require a separate letter of acknowledgment from INTERMAGNETICS of PHILIPS' rights in and to the said trademarks and trade names.

12.2. The arrangements of Article 12.1 are not to be understood as a restriction of INTERMAGNETICS' rights and title in the design and programming applied in the Products.


                                    Page: 6

13.      Term and Termination

13.1     Term of Supply Agreement
         The Term as defined in the Umbrella Agreement applies to this Supply Agreement.

13.2     Termination by mutual agreement
         The Parties may, by mutual agreement, decide to discontinue the supply of certain Products supplied under this Supply Agreement with a minimum of twenty four (24) months advance written notice.

13.3     Termination for breach
         The provision for termination for breach from the Umbrella Agreement shall apply as if fully set forth herein, provided, however, that as an additional remedy for breach, the non-breaching Party may terminate the supply of a particular Product or Product(s) under this Supply Agreement (rather than the entire Supply Agreement) by notice in writing.


14.      Purchase Orders placed prior to termination effectivity

         In the event of termination of a particular Product pursuant to Article
         13.2 of this Supply Agreement, PHILIPS shall be entitled until the actual date the supply of the affected Product(s) terminates, to place Purchase Orders for the affected Product(s) in accordance with the terms and conditions of this Supply Agreement and INTERMAGNETICS agrees to honor such Purchase Orders, provided always that the delivery times for such Purchase Orders do not exceed the prevailing lead time and comply with Article 6 and Schedule D.

         After the notice of termination coming into effect, PHILIPS shall not be entitled to change, modify or cancel any Purchase order placed by it for any reason other than INTERMAGNETICS' inability to honor such Purchase Order nor to place any additional Purchase Orders.


15.      Prevailing Agreement
         If there is any conflict between any provision of this Supply Agreement with any provision of a Schedule to this Supply Agreement or a Purchase Order the provisions of this Agreement shall prevail.


16.      Surviving Terms
         In the event of termination of this Supply Agreement, the provisions of Articles 10, 11 and 15 shall survive.


                                    Page: 7

17.      List of Schedules to this Supply Agreement

         A        [CONFIDENTIAL TREATMENT REQUESTED]

         B        Branding instructions

         C        [CONFIDENTIAL TREATMENT REQUESTED]

         D        [CONFIDENTIAL TREATMENT REQUESTED]

         E        Change request form

         F        Configuration management

         G        [CONFIDENTIAL TREATMENT REQUESTED]

         H        Accounting data and procedures

         I        Forwarding instructions

         J        Customs instructions

         K        [CONFIDENTIAL TREATMENT REQUESTED]


18.      Effectiveness

         This Supply Agreement becomes binding when signed by duly authorized officers of each party and will come into effect on 1 January 2000.


                                    Page: 8

IN WITNESS WHEREOF the parties have caused this Agreement to be signed by their authorized representatives:

INTERMAGNETICS GENERAL                                          PHILIPS MEDICAL SYSTEMS
CORPORATION                                                     NEDERLAND B.V.


Signature /s/ Glenn H. Epstein                                  Signature /s/ Ir. C.F. Knoet
                  Glenn H. Epstein                                                Ir. C.F. Knoet
                  President and                                                   Director PMC MR/CT/EVM
                  Chief Operating Officer

Date: 30 April 1999                                             Date: 28 April 1999

INTERMAGNETICS GENERAL                                          PHILIPS MEDICAL SYSTEMS
CORPORATION                                                     NEDERLAND B.V.


Signature: /s/ Leo Blecher                                      Signature: /s/ Dr A.H. van Ommen
                  Leo Blecher                                                     Dr A.H. van Ommen
                  VP and General Manager                                          Director
                  Magnet Business Group                                           PMG Magnetic Resonance

Date: 30 April 1999                                             Date: 29 April 1999

INTERMAGNETICS GENERAL                                          PHILIPS MEDICAL SYSTEMS
CORPORATION                                                     NEDERLAND B.V.


Signature: /s/ Garry Morrow                                     Signature: /s/ Boyd van der Plas
                  Garry Morrow                                                    Boyd van der Plas,
                  Marketing Manager                                               Purchasing Manager
                  Magnet Business Group                                           PMG Magnetic Resonance

Date: 30 April 1999                                             Date: 29 April 1999


                                    Page: 9

                           UMBRELLA AGREEMENT BETWEEN

                     PHILIPS MEDICAL SYSTEMS NEDERLAND B.V.


                                       AND


                       INTERMAGNETICS GENERAL CORPORATION



                                    REGARDING


                           A FAMILY OF ACTIVE SHIELDED
                 SUPERCONDUCTING MAGNET SYSTEMS FOR MRI SYSTEMS

Content:                                                     Page:
------------------------------------------------------------------

1        Scope                                                 2

2        Definitions                                           2

3        Quality System                                        5

4        Environmental                                         5

5        [CONFIDENTIAL TREATMENT REQUESTED] Consultation       8

6        [CONFIDENTIAL TREATMENT REQUESTED]                   10

7        (reserved)                                           12

8        [CONFIDENTIAL TREATMENT REQUESTED]                   12

9        Continuity of Supply                                 13

10       Intellectual Property Rights                         14

11       IPR Licenses                                         17

12       Ownership of Information and licenses                18

13       Confidentiality                                      19

14       Product Liability                                    20

15       Patent Indemnity                                     22

16       Duration and Termination                             23

17       Surviving Terms                                      24

18       Force Majeure                                        25

19       Miscellaneous                                        25

Schedules
---------

A        Environmental

B        [CONFIDENTIAL TREATMENT REQUESTED]

C        Contingency Plans

D        [CONFIDENTIAL TREATMENT REQUESTED]

E        Applicable regulatory codes

Underlying Agreements
---------------------

[CONFIDENTIAL TREATMENT REQUESTED]

Supply Agreement

This Agreement is made this 29 April, 1999, (hereinafter the Effective Date) by and between:


PHILIPS MEDICAL SYSTEMS NEDERLAND B.V., of Best, The Netherlands ("PHILIPS") on the one part

and

INTERMAGNETICS GENERAL CORPORATION of Latham, New York, the United States of America ("INTERMAGNETICS") on the other part


WHEREAS:
o PHILIPS is engaged amongst others, in the development, design, engineering, manufacture and marketing of magnetic resonance imaging systems (MRI systems); and
o INTERMAGNETICS is engaged, amongst others, in the development, design, engineering, manufacture and marketing of magnet systems (Magnet systems) and certain components for use in MRI systems; and
o INTERMAGNETICS manufactures and supplies certain actively shielded superconducting Magnet systems and associated components to PHILIPS under the terms and conditions of an Amended and Restated Supply Agreement dated November 6, 1998; and
o Parties intend to enter into a termination of the Amended and Restated Supply Agreement effective December 31, 1999; and
o    [CONFIDENTIAL TREATMENT REQUESTED];

NOW, THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:




                                    Page: 1

                                    Article 1
                                      Scope

This Agreement sets forth the principles for a mutually beneficial relationship governing all agreements between Parties as of the Effective Date except the Amended and Restated Supply Agreement dated November 6, 1998 and the Termination Agreement dated April 29, 1999. This Agreement applies only to the business relationship between PHILIPS and INTERMAGNETICS' Magnet Business Group.


                                    Article 2
                                   Definitions

The below mentioned terms shall have the following meaning in this Agreement:

Agreement                       shall mean this document and all underlying
                                agreements, the Schedules and amendments thereto.

Associated Companies            shall mean any and all companies, firms and
                                persons with respect to which now or hereafter
                                Koninklijke PHILIPS Electronics N.V. or
                                INTERMAGNETICS respectively directly or
                                indirectly holds 50 % or more of the nominal value of the issued share capital or has 50 % or more of the voting power at general meetings or has the power to appoint a majority of the directors or otherwise directs the activities of such company, firm or person but any such company, firm or person shall be deemed an Associated Company only as long as such control exists.

Background Information          such Information (other than Foreground
                                Information) which at the date hereof is or during the continuance of the activities set out in this Agreement comes into the ownership or control of a Party and which such Party is free to disclose without the consent of or need to account to any third party.

Background Intellectual         such Intellectual Property (not being Foreground
Property Rights (Background     Intellectual Property Rights) which at the date
IPRs)                           hereof are or during the continuance of the
                                activities set out in this Agreement come into the ownership or control of a Party and which such Party is free to disclose without the consent of or need to account to any third party.

Contract Manager                shall have the meaning set forth in Article 5.7.



                                    Page: 2

[CONFIDENTIAL
TREATMENT REQUESTED]

[CONFIDENTIAL
TREATMENT REQUESTED]

First Articles                  Shall mean an initial delivery of a Product
                                intended to be used for type approval tests for compliance with the Specifications, leading to NORD of the Product.

Foreground Information          such Information (other than Background
                                Information) as is generated solely by either
                                Party or both Parties hereto from the activities set out in this Agreement.

Foreground Intellectual         such Intellectual Property as is generated
Property Rights (Foreground     solely by either Party or both Parties hereto
IPRs)                           from the activities set out in this Agreement.

Information                     shall mean valuable technical information,
                                software, industrial secrets, trade secrets, descriptions of manufacturing processes, technical information inherent in Prototypes or First Articles, know-how, product specifications, or other proprietary information used by either Party in carrying on its business, which are not considered IPRs as defined above.

Intellectual Property (IPR)     shall mean inventions, whether patented or not
                                including the conception or reduction to practice of an invention, patents, petty patents, utility models, design patents, (both registered and unregistered), copyrights, industrial designs, trade secrets and any other form of intellectual property right protection afforded by law to inventions, designs or technical information, and applications therefor.

INTERMAGNETICS                  Shall mean Intermagnetics General Corporation.

Magnet system                   Shall mean magnet windings, cryostat, cryogenic
                                refrigerator and electronic monitor for MRI systems.

[CONFIDENTIAL TREATMENT REQUESTED]

MRI system                      Shall mean a magnetic resonance imaging system
                                for medical imaging including components such as gradient, radio frequency, spectrometer;
                                processing, physiology, patient handling and user interface sub-systems, but for purposes of this Agreement, shall not include Magnet systems.

                                    Page: 3

[CONFIDENTIAL TREATMENT REQUESTED]

Party(ies)                      Shall mean PHILIPS and/or INTERMAGNETICS and,
                                for purposes of Articles 10, 11 and 12 their/its
                                Associated Companies.

PHILIPS                         Shall mean Philips Medical Systems Nederland
                                B.V.

Product(s)                      Shall mean those products PHILIPS shall
                                [CONFIDENTIAL TREATMENT REQUESTED] purchase from time to time from INTERMAGNETICS pursuant to the terms of, and as more fully described in [CONFIDENTIAL TREATMENT REQUESTED] Supply
                                Agreement(s).

[CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED]

Purchase Order                  Shall mean a written or electronic purchase
                                order issued to INTERMAGNETICS by PHILIPS.

[CONFIDENTIAL TREATMENT REQUESTED]

Spare Part(s)                   Shall mean replaceable part(s) of the Products
                                classified by the Parties in [CONFIDENTIAL
                                TREATMENT REQUESTED] Supply Agreements as field replaceable units (FRU).

Specifications                   shall mean the requirements for a Product in
                                [CONFIDENTIAL TREATMENT REQUESTED]Supply
                                Agreement(s).

Substantially Similar           shall be defined in a Schedule to [CONFIDENTIAL
Product(s)                      TREATMENT REQUESTED] Supply Agreement, for
                                defining the scope of any exclusivity.


                                    Page: 4

Supply Agreement                shall mean an agreement to govern supply and
                                service of Products and Spare Parts.

Term                            Duration of this Agreement as set forth in
                                Article 16.1.


                                    Article 3
                                 Quality System

3.1 INTERMAGNETICS shall establish, document and maintain an effective quality system to ensure and demonstrate that all processes, in particular the development, design, engineering and manufacture of Products, are in conformance with the specified requirements and standards contained in the Specifications.

3.2 INTERMAGNETICS will use its best efforts to ensure that its quality system will continue to meet the requirements of ISO 9001.

3.3 INTERMAGNETICS shall verify by means of planned and periodic audits, conformance to the requirements and standards of the quality system. The results of these audits will be documented and will be available for review by PHILIPS upon request.

3.4 INTERMAGNETICS agrees that audits with respect to the quality system may be performed at INTERMAGNETICS' facilities by certain qualified employees of PHILIPS, governmental bodies and official test houses to the extent necessary for compliance to the requirements and standards.


                                    Article 4
                                  Environmental

4.1 INTERMAGNETICS represents and warrants that on the Effective Date, the Products, Service Parts and packaging, do not contain banned substances as specified in the PHILIPS list of banned substances set forth in Schedule A, except for substances for which dispensation has been requested by INTERMAGNETICS on the form of Part C of Schedule A to this Agreement, and are in compliance with additional legislation, as mentioned in Part B of Schedule A to this Agreement. For future deliveries, INTERMAGNETICS is responsible for the implementation of effective controls to assure continuous compliance with the above requirements. In case INTERMAGNETICS cannot meet above requirements, PHILIPS' approval is required prior to delivery, using the "Request for Dispensation", Part C of Schedule A to this Agreement.

                                    Page: 5

4.2 INTERMAGNETICS represents that on the Effective Date the Products, Service Parts and packaging, are not manufactured with the ozone depleting substances as specified in 40 CFR Part 82. If INTERMAGNETICS cannot meet above requirements, PHILIPS' approval is required prior to delivery, using the "Request for Dispensation", Part C of Schedule A to this Agreement. INTERMAGNETICS must label such Products in compliance with PHILIPS' written instructions.

4.3 INTERMAGNETICS will inform PHILIPS, from the Effective Date onwards, of the presence of relevant substances in the Products, Service Parts and packaging, as specified in PHILIPS list of relevant substances (Part D of Schedule A to this Agreement).INTERMAGNETICS is responsible for the implementation of effective controls on the use of these substances. INTERMAGNETICS will inform PHILIPS on the use of these relevant substances, using the "Declaration of Relevant Substances", Part D of Schedule A to this Agreement.

4.4 INTERMAGNETICS will actively search for possibilities to replace banned and relevant substances, including those for which a waiver has been granted, which substances are specified in the PHILIPS list of banned and relevant substances, Part B and Part D of Schedule A to this Agreement.

4.5 INTERMAGNETICS shall comply with all applicable environmental E.U., U.S. Federal or International environmental laws, rules, regulations, ordinances, covenants, standards and the like, and PHILIPS' implementation thereof (collectively "Environmental Regulations") concerning the Products, Service Parts and packaging as well as all applicable US Federal and State environmental laws for plant operations, enabling PHILIPS to distribute on a world-wide basis Products, Service Parts and packaging as of the Effective Date. Environmental Regulations can also include issues such as labeling (e.g. in connection with the US Clean Air Act or US Department of Transportation regulations), information requirements, and take-back regulations relating to Products, Service Parts and packaging.

4.6 INTERMAGNETICS' obligation to take back Products, Spare Parts and packaging as a result of one or more Environmental Regulations shall be limited to those cases in which the reason for such return is based solely on the failure of INTERMAGNETICS' Products, Spare Parts and packaging to meet the requirements of such Environmental Regulation(s) in effect at the time they were delivered, unless agreed otherwise.

4.7 In the event any new Environmental Regulation will be promulgated after the Effective Date of this Agreement, the Parties will negotiate to establish within a reasonable period of time equitable terms to prevent or remedy any non-compliance by INTERMAGNETICS of this Article 4 as a consequence of such promulgation to include such new Environmental Regulation in the obligations of INTERMAGNETICS under this Article 4.

                                    Page: 6

4.8 INTERMAGNETICS will use its best efforts to ensure that Products, Service Parts and packaging are designed and manufactured in such a way that these can be recycled or recovered at the end of their life cycle without special precautions and that no hazardous residues will remain.

4.9      INTERMAGNETICS shall provide PHILIPS with the following information:
         (a) prior to acceptance of the Products, Service Parts and packaging, all Material Safety Data Sheets, in accordance with the ISO 11014-1 Standard or 91/155/EC Directive for components, materials and substances which during all phases of the Product life-cycle, except relating to the manufacturing as such, may be hazardous for human health;
         (b) upon request, and at PHILIPS' expense, all necessary information for disassembling and recycling of the Products, Service Parts and packaging;
         (c) an "Environmental Declaration for Products", Part A of Schedule A to this Agreement, to confirm that the delivered Products comply with all Environmental Requirements set forth in this Agreement;
         (d) prior to first delivery of a Product, a "Request for Dispensation", Part C of Schedule A to this Agreement, if the Product is not in compliance with the in Part B of Schedule A to this Agreement;
         (e) prior to first delivery of a Product a "Declaration of Relevant Substances", Part D of Schedule A to this Agreement, if one of the substances as specified in Part D is present in the Product;
         (f) prior to acceptance of the Product, all labeling information as required by the Environmental Regulations.

4.10 INTERMAGNETICS shall control the environmental aspects of the design and manufacturing through an adequate and effective environmental management system complying with ISO 14001, including certification by an accredited certification body. In case said system has not yet been implemented or said certification has not yet been awarded prior to the Effective Date of this Agreement, then INTERMAGNETICS shall use its best efforts to achieve the requirements of this Article 4.10 by September 1999.

4.11 INTERMAGNETICS undertakes on a best efforts basis to participate in PHILIPS' environmental programs, such as:

         (a) Reduction and elimination of Environmental banned and relevant substances in Products.
         (b)      Reduction of Packaging weight.
         (c)      ECO-design.
         (d) Re-usability of Products. (Design for recycling, less waste by End of Life.)

         INTERMAGNETICS will apply (within reasonable limits) the results of such environmental programs in its implementation of this Agreement.

                                    Page: 7

4.12 PHILIPS shall have the right to audit the implementation and adherence to this Article 4, to assure continuous compliance with Environmental Regulations.

                                    Article 5
                 [CONFIDENTIAL TREATMENT REQUESTED] Consultation

5.1      Meetings
         During the Term, senior representatives of the Parties shall meet (either in person, video conference or by telephone) on a regular basis as their relationship requires, but in any case not less than once every calendar quarter, to confer on and review [CONFIDENTIAL TREATMENT REQUESTED] issues including, but not limited to:

         5.1.1    [CONFIDENTIAL TREATMENT REQUESTED]

         5.1.2    [CONFIDENTIAL TREATMENT REQUESTED]

         5.1.3    Continuity of supply
                  The Parties shall review the items covered in Article 9 (contingency plans, impending strike, regulatory compliance) of this Agreement when deemed appropriate by either one of the Parties.

         5.1.4    Information/Data
                  The Parties will also discuss any other information, data, etc. required to be provided from time to time under the terms of this Agreement.

5.2      [CONFIDENTIAL TREATMENT REQUESTED]

5.3      [CONFIDENTIAL TREATMENT REQUESTED]

5.4      [CONFIDENTIAL TREATMENT REQUESTED]

5.5      Other Products
         From time to time the Parties may explore the expansion of their business relationship to include products other than Magnet systems.

5.6      Changes in Management
         As they are foreseen and/or occur, the Parties shall discuss major changes to their management and staffing critical to the mutual success of their business relationship with the objective of preventing disruptions to Product supply and/or the relationship of the Parties.

                                    Page: 8

5.7      Contract Managers
         PHILIPS and INTERMAGNETICS shall appoint a Contract Manager in their respective organizations who shall be responsible for the organization and implementation of strategic consultation and review meetings and who shall be responsible for the implementation of all business and supply related issues, including delegation of work within each organization. The respective Contract Managers also shall meet (either in person or by telephone) at least every 2 weeks to discuss day-to-day business operations and keep minutes of the subject(s) discussed. The Parties respective Contract Managers will be appointed by the management of the Parties.


                                    Article 6
                       [CONFIDENTIAL TREATMENT REQUESTED]


                                    Article 7

(Reserved)


                                    Article 8
                       [CONFIDENTIAL TREATMENT REQUESTED]



                                    Article 9
                              Continuity of Supply

9.1      Contingency plans
         To ensure continuity of purchase and supply, each Party shall prepare contingency plans for the following events:

         (a) A catastrophe, e.g., fire or explosion, which interferes with the Party continuing its manufacturing operation;

         (b) Major disruption of a critical process in a Party's manufacturing operation;

         (c)      Major disruption in the Party's supply chain;

         (d)      Major disruption of transportation.

9.2      [CONFIDENTIAL TREATMENT REQUESTED]

                                    Page: 9

9.3      Regulatory Compliance
         Each Party will inform the other, through the Parties' strategic consultations, of the status of its compliance with all significant applicable governmental regulations that could interfere with continuity of supply (e.g., Food and Drug Administration, Occupational Safety and Health Administration, Environmental Protection Agency, etc.).

                                   Article 10
                          Intellectual Property Rights

10.1     Each Party shall retain exclusive ownership of its Background IPRs.

10.2 Foreground IPRs based on work performed solely by one or more employee(s) of a Party under this Agreement shall be solely owned by that Party.

10.3 In the event that during the term of this Agreement an invention is made jointly (as defined under U.S. or E.U. patent law) by one or more employees of INTERMAGNETICS and/or its Associated Companies and one or more employees of Philips and/or its Associated Companies, the invention shall be jointly owned by the Parties and each joint owner shall have an equal, undivided interest in and to such joint invention, as well as in and to Foreground IPRs thereon in all countries, subject to the terms and conditions set forth below.

         10.3.1 In case of joint inventions, each Party concerned shall promptly inform in writing the other Party whose employee is or employees are involved in such joint invention.

         10.3.2 For non-patented joint Foreground IPRs, control and use of such joint Foreground IPRs shall be as follows:

                  (a) Control over the potential filing of a patent application is construed as follows:

                      o all joint Foreground IPRs regarding MRI systems will be
                        controlled solely by Philips;

                      o all joint Foreground IPRs regarding the interface
                        between the Magnet system and the MRI System will be subject to Article 10.5 below;

                      o all joint Foreground IPRs regarding Magnet systems will
                        be controlled solely by INTERMAGNETICS.

                  (b) Subject to Articles 11.2, 11.3, 11.4 and 11.5:

                      o PHILIPS will retain control over the use of non-patented joint Foreground IPRs regarding MRI systems.

                      o INTERMAGNETICS will retain control over the use of
                        non-patented joint Foreground IPRs regarding Magnet systems.

                                    Page: 10

10.4 The Party controlling the patent application process as described above in Article 10.3.2 may decide at its sole discretion if it will prepare, file and prosecute a patent application for joint Foreground IPRs under its control, upon prior written approval of the other Party, which approval will not be unreasonably withheld. The Parties will confer in a timely manner regarding the patent application and countries in which to file such application. All out of pocket costs related to applications for joint Foreground IPRs shall be shared equally between the Parties. The same applies for the maintenance fees and other costs
         - but not including litigation - for such joint Foreground IPRs on patents granted. If, however, the non-controlling Party is not interested in filing an application for the joint Foreground IPRs, the controlling Party may file or have filed such application at its own expense and shall be the sole owner of any resulting Foreground IPRs subject to a free, fully paid-up, non-exclusive, unrestricted license for the lifetime of the Foreground IPRs concerned for the own use of the non-controlling Party but the rights of third parties under already existing licenses and agreements shall not be prejudiced. The non-filing Party shall assign all other rights in such joint invention to the filing Party at no charge.

         10.4.1 The controlling Party shall be designated to maintain applications for joint Foreground IPRs. The other Party shall at its own cost furnish the filing Party with all documents, or other assistance, that may be necessary for the filing and prosecution of each such application.

         10.4.2 If a patent is allowed for any joint Foreground IPRs, each Party shall have the right to exercise its ownership of such joint Foreground IPRs, including the non-assignable right to grant non-exclusive licenses, under the Foreground IPRs on such a joint invention without the consent of and without accounting to the other owner, so long as the owner granting such license fulfills its obligation, if any, to pay its proportionate share of the costs related to such Foreground IPRs on a joint invention.

10.5 Foreground IPRs on a joint invention regarding the interface between the Magnet system and the MRI system will be treated as follows ("Interface Foreground IPRs"):

         10.5.1 The filing of applications for Interface Foreground IPRs shall be subject to mutual agreement between the Parties. The Parties will agree within a reasonable period of time after notification provided under Article 10.3.1, on an appropriate course of action for filing such applications, including which Party is to be designated with the preparation, filing and prosecution of such applications and in which countries of the world to file such applications for Interface Foreground IPRs. All out of pocket costs related to applications for Interface Foreground IPRs or IPRs resulting from such applications shall be shared equally between the Parties. One of the Parties shall be designated to file or have filed, prosecute and maintain applications for Interface Foreground IPRs and any IPRs resulting therefrom on joint inventions. The other Party shall at its own cost furnish the filing Party with all documents, or other assistance, that may be necessary for the filing and prosecution of each such application.

                                    Page: 11

         10.5.2 If, however, one Party is not interested in filing an application for Interface Foreground IPRs on a joint invention, the other Party may file or have filed such application at its own expense and shall be the sole owner of any resulting Interface Foreground IPRs subject to a free, fully paid-up, non-exclusive, unrestricted license for the lifetime of the Interface Foreground IPRs concerned for the own use of the Party who was not interested in filing such application. The non-filing Party shall assign its rights in such joint invention to the filing Party.

10.6 In the event that one of the joint owners of Foreground IPRs or a Party filing an application for Foreground IPRs on a joint invention wants to stop the payment of its share of the maintenance fees or other costs in any particular country, the other owner may take over the payment of such share. The Party discontinuing to pay its proportionate share for one or more countries shall forthwith relinquish to the other Party which continues such payments, its title to and interest in such jointly owned Foreground IPRs for the countries concerned, subject, however, to the retention of a free, fully paid-up, non-exclusive, non-assignable and unrestricted license under the Foreground IPRs in the countries concerned in favor of the relinquishing Party for the own use of the relinquishing Party. However, the relinquishing owner shall no longer have the right to grant licenses thereunder to third parties, but the rights of third parties under already existing licenses and agreements shall not be prejudiced. The rights of the relinquishing Party in other (i.e., continued) countries shall not be affected.

10.7 A joint owner shall have the right to bring an action for infringement of a jointly-owned Foreground IPR only with the consent of the other owner. This consent may only be withheld if such action would be prejudicial to the other owner's commercial interests as can be demonstrated to the reasonable satisfaction of the joint owner interested to bring such infringement action.


                                   Article 11
                                  IPR Licenses

11.1 Each Party hereby grants the other Party, subject to prior commitments, a free, non-exclusive license, without the right to grant sublicenses, under its Background IPRs and/or Foreground IPRs to the extent such IPR is required by the other Party solely for performing the [CONFIDENTIAL TREATMENT REQUESTED] Agreement.

11.2 Philips shall cause Koninklijke Philips Electronics N.V. to grant hereby to INTERMAGNETICS a world-wide, irrevocable, fully paid up, non-exclusive license, without the right to grant sublicenses, under Philips' Foreground IPRs to make, have made - according to INTERMAGNETICS' design -, use, sell, service, and practice any method of Products and Substantially Similar Products taking into account the exclusivity arrangement in Article 6 above.

                                    Page: 12

11.3 INTERMAGNETICS hereby grants to Philips and to Philips' Associated Companies a world-wide, irrevocable, fully paid up, non-exclusive license, without the right to grant sublicenses, under INTERMAGNETICS' Foreground IPRs to use, sell, lease, service, practice any method or otherwise dispose of Products taking into account the exclusivity arrangement in Article 6 above.

11.4 If INTERMAGNETICS willfully and with the intent to force termination of this Agreement, fails to perform a material obligation hereunder resulting in termination by PHILIPS pursuant Article 15.2(a), then the license provided in Article 11.3 above, shall include the right, under INTERMAGNETICS' Foreground IPRs to make, or have made by a third party, the Products or natural commercial successors of the Products resulting from the normal evolution of the design (but not to include material reconfiguration that would result in the development of new products).

11.5 The licenses granted under Articles 11.2, 11.3 and 11.4 shall be for the lifetime of the Foreground IPRs concerned.

11.6 Philips is prepared to cause Koninklijke Philips Electronics N.V. to grant to INTERMAGNETICS at its request, subject to prior commitments, a non-exclusive license under its Background IPRs against reasonable terms and conditions to be agreed upon, provided that such license, which shall be limited to the field of Products and Substantially Similar Products, is demonstrated to the reasonable satisfaction of Philips to be technically indispensable for INTERMAGNETICS in order to operate under the licenses granted by Philips under Article 11.2 hereof.

11.7 INTERMAGNETICS is prepared to grant to Philips at its request, subject to prior commitments, a non-exclusive license under its Background IPRs against reasonable terms and conditions to be agreed upon, provided that such license, which shall be limited to the field of Products, is demonstrated to the reasonable satisfaction of INTERMAGNETICS to be technically indispensable for Philips in order to operate under the licenses granted by INTERMAGNETICS under Article 11.3, and Article 11.4 hereof but only if such Article becomes applicable.

11.8 The licenses granted by PHILIPS to INTERMAGNETICS under the Parties' Amended and Restated Supply Agreement (dated November 13, 1998) shall remain in full force and effect and are not intended in any way to be limited by the terms and conditions of this Agreement.

11.9 Except for the licenses granted under this Agreement, PHILIPS shall have no rights to, or ownership of, the specific design of the Prototype and/or First Articles or the Product(s) or INTERMAGNETICS' engineering or production technologies, to the extent such design and/or technologies are proprietary to INTERMAGNETICS.

                                    Page: 13

                                   Article 12
                      Ownership of Information and Licenses

12.1 Each Party shall retain exclusive ownership of its Background Information and the Foreground Information solely developed by one or more employee(s) of that Party.

12.2 In the event that during the term of this Agreement and as a result of and in the course of [CONFIDENTIAL TREATMENT REQUESTED] any Foreground Information is jointly developed by one or more employees of Philips and/or its Associated Companies and one or more employees of Intermagnetics and/or its Associated Companies and the contributions of both Parties are undividable, then both Parties will jointly own such jointly developed Foreground Information and each joint owner shall have an equal, undivided interest in and to such jointly developed Foreground Information.

12.3 Each joint owner in accordance with Article 12.2, shall have the non-assignable, non-exclusive and unrestricted right, including the right to grant sublicenses to third parties, to use jointly developed Foreground Information without the consent of and without accounting to the other owner for the duration and within the scope of this Agreement only. In case only one of the Parties upon termination of this Agreement wishes to use such jointly owned Foreground Information the Parties shall treat as Confidential Information the other Party's interest or lack thereof in such jointly owned Foreground Information until such other Party's interest or lack thereof , in such jointly owned Foreground Information is, or otherwise becomes, generally known or available through no act or disclosure of the other Party or its personnel.

12.4 Each Party hereby grants the other Party, subject to prior commitments, a free, non-exclusive license, without the right to grant sublicenses, under its Background Information and/or Foreground Information to the extent such Information is required by the other Party solely for performing the work allocated to it under [CONFIDENTIAL TREATMENT REQUESTED Agreement.

12.5 Philips shall cause Koninklijke Philips Electronics N.V. hereby to grant to INTERMAGNETICS and its Associated Companies a world-wide, fully paid up, perpetual and non-exclusive license, without the right to grant sublicenses, to use its Foreground Information to make, have made, use, sell or otherwise dispose of Products or Substantially Similar Products.

12.6 INTERMAGNETICS and its Associated Companies hereby grant Philips and its Associated Companies a world-wide, fully paid up, perpetual and non-exclusive license, without the right to grant sublicenses, to use its Foreground Information to use, sell, lease, service or otherwise dispose of Products.

                                    Page: 14

12.7 Philips and its Associated Companies are prepared to grant and to cause Koninklijke Philips Electronics N.V. to grant to INTERMAGNETICS and its Associated Companies at their request, subject to prior commitments, a non-exclusive license under its Background Information against reasonable terms and conditions to be agreed upon, provided that such license, which shall be limited to the field of Products and Substantially Similar Products, is demonstrated to the reasonable satisfaction of Philips to be technically indispensable for INTERMAGNETICS in order to exercise the licenses granted by Philips to INTERMAGNETICS under Article 12.5.

12.8 INTERMAGNETICS and its Associated Companies are prepared to grant to Philips and its Associated Companies at their request, subject to prior commitments, a non-exclusive license under its Background Information against reasonable terms and conditions to be agreed upon, provided that such license, which shall be limited to the field of Products, is demonstrated to the reasonable satisfaction of INTERMAGNETICS to be technically indispensable for Philips in order to exercise the licenses granted by INTERMAGNETICS to Philips under Article 12.6.


                                   Article 13
                                 Confidentiality

13.1     Confidential Information
         All specifications, including the Specifications, drawings, industrial designs, samples, marketing plans, software and all other information disclosed in writing by either Party to the other and being marked as "Confidential", "Proprietary" or similar indications or disclosed visually or orally and confirmed in writing within 14 days after such oral or visual disclosure, as well as the contents of this Agreement, [CONFIDENTIAL TREATMENT REQUESTED] and any Supply Agreement, including Purchase Orders placed pursuant to those agreements ("Confidential Information"), shall be kept in strictest confidence by the receiving Party, shall remain the disclosing Party's property, may be divulged only to such of the receiving Party's personnel as has need to know and as has undertaken to keep Confidential Information secret, and shall be returned to the disclosing Party upon its request. Confidential Information shall not be reproduced, disclosed or used by the receiving Party except to the extent required for due performance of this Agreement and the receiving Party shall protect Confidential Information from further disclosure by itself and by its personnel in the same manner as it would do with regard to its own Confidential Information. Exceptions are allowed only after prior mutual agreement or where required by law.

                                    Page: 15

13.2     Duration
         The Parties' obligations under this Article 13 shall continue for a period of five (5) years after termination of this Agreement.

13.3     Exceptions
         This Article 13 shall not apply to Confidential Information that the receiving Party can demonstrate:

         (a) is or becomes generally known or available through no act or disclosure of the receiving Party or its personnel; or

         (b) was available to the receiving Party prior to disclosure or has been furnished to it by a third party entitled to disclose same without restrictions as to disclosure or use or by the other Party; or

         (c) was, subsequent to disclosure, independently developed by the receiving Party without use of Confidential Information; or

         (d)      is required to be disclosed under applicable law.

13.4     Confidential disclosure agreements with third parties
         Neither Party shall enter into a confidential disclosure agreement with a third party which would prohibit strategic consultation between Parties as provided for in Article 5.2 and 5.3.


                                   Article 14
                                Product Liability

14.1 In no event will INTERMAGNETICS' Product liability be greater for any Prototype and/or First Article than for any Product purchased by PHILIPS.

14.2 INTERMAGNETICS shall indemnify PHILIPS and all PHILIPS' Associated Companies and assume the defense of, any and all claims for bodily injury and/or death arising solely as a direct result of (i) design or manufacturing defects in the Products, (ii) failure by INTERMAGNETICS to provide PHILIPS with reasonable warnings with respect to known risks (or risks which should have been known to INTERMAGNETICS) of bodily injury or harm caused by the Product, except risks relating to magnetic fields in general, or (iii) installation performed by INTERMAGNETICS of Products sold to PHILIPS. If PHILIPS has actual notice that such a claim shall be or has been made against it involving INTERMAGNETICS, PHILIPS shall immediately inform INTERMAGNETICS in writing and allow INTERMAGNETICS and its insurers the opportunity to conduct the defense of such claim including possible negotiations for settlement. PHILIPS shall cooperate fully with INTERMAGNETICS and its insurers in the disposition of any such matters whenever reasonably requested to do so. The obligations of INTERMAGNETICS to indemnify and defend shall not extend to claims solely attributable to the negligence or intentional malfeasance of PHILIPS or PHILIPS' Associated Companies, their agents, distributors and/or their customers or other users of the MRI systems nor to any claims attributable solely to or arising out of actions solely by them which are outside the scope of or inconsistent with INTERMAGNETICS' operating instructions and/or technical/maintenance manuals.

                                    Page: 16

14.3 PHILIPS shall indemnify INTERMAGNETICS against, and assume the defense of, any and all product liability and other third party claims for bodily injury and/or death arising or attributable (i) solely to the use of those parts of the Products sold or provided free of charge by PHILIPS to INTERMAGNETICS for incorporation in the Products, (ii) to the effect of magnetic fields (iii) solely to the negligence or intentional malfeasance of PHILIPS or PHILIPS' Associated Companies, their agents or distributors or (iv) solely to parts of the MRI system other than the Products supplied by INTERMAGNETICS. If INTERMAGNETICS has actual notice that such a claim shall be or has been made against INTERMAGNETICS involving PHILIPS, INTERMAGNETICS shall immediately inform PHILIPS in writing and allow PHILIPS and its insurers the opportunity to conduct the defense of such claim, including possible negotiations for settlement. INTERMAGNETICS shall cooperate fully with PHILIPS and its insurers in the disposition of any such matters, whenever reasonably requested to do so. To this end, INTERMAGNETICS shall keep records of all relevant design and test documentation which INTERMAGNETICS normally keeps in order to defend product liability claims at least thirteen years after delivery of each Product and on request provide PHILIPS' insurers with copies thereof under relevant confidentiality obligations, solely for the purpose of defending such third party claims. The obligation of PHILIPS to indemnify and defend shall not extend to claims attributable solely to the negligence or intentional malfeasance of INTERMAGNETICS or INTERMAGNETICS' vendors or agents.

14.4 Each Party shall maintain such insurance as it may deem necessary to cover its Product liability, and upon the other Parties' request shall produce for inspection these insurance policies and premium payment receipts.


                                   Article 15
                                Patent Indemnity

15.1 INTERMAGNETICS shall fully indemnify to the limit of the total invoice value of any allegedly infringing Products, PHILIPS, PHILIPS' Associated Companies, their distributors, agents and/or customers, against all reasonable fines, losses, damages, costs and expenses including attorney fees, arising from any valid claim brought by a third party claiming that a Product (or any part thereof) infringes on the third party's patent rights or other industrial or intellectual property right; provided PHILIPS gives INTERMAGNETICS full authority, at the option of INTERMAGNETICS, either to settle or to defend such claim, suit or proceeding and - at INTERMAGNETICS' request and expense
         - full cooperation, assistance and information as needed by INTERMAGNETICS to address the claim. PHILIPS shall promptly notify INTERMAGNETICS in writing of any allegation of infringement and shall not make any admission without INTERMAGNETICS' prior consent. If the use of any Product or Spare Part is enjoined, INTERMAGNETICS shall, at its own expense and at its option, either procure for PHILIPS, the PHILIPS' Associated Companies and their customers the right to continue using Product and/or Spare Part, or replace same with a non-infringing Product or Spare Part or modify it so that it becomes non-infringing, always without substantially affecting the Product or Spare Part's compatibility with PHILIPS' MRI system device in conjunction with which it is to be used and without substantially affecting conformance to the Specifications. INTERMAGNETICS' indemnification does not cover any claim in respect of any patent or patent application of PHILIPS or others of which PHILIPS or PHILIPS' Associated Companies is presently aware that is to be used in Products to be supplied by INTERMAGNETICS to PHILIPS under this Agreement and which it does not bring to INTERMAGNETICS' attention before execution of this Agreement.

                                    Page: 17

15.2 If and to the extent that the infringement is the result of (a) parts supplied by PHILIPS, or (b) modifications or enhancements of Products or Parts as specifically designed by PHILIPS or specifically requested by PHILIPS to be implemented in the Products or Parts, INTERMAGNETICS shall not be liable under this Article 15. INTERMAGNETICS shall not be required to meet any design requests by PHILIPS if INTERMAGNETICS advises PHILIPS that it would infringe patents of a third party in order to meet such requests. INTERMAGNETICS' indemnification does not extend to any suit based upon any infringement or alleged infringement of any industrial or intellectual property rights on the basis of combining, incorporating and/or inserting Products furnished by INTERMAGNETICS into MRI systems if the infringement would be avoided by the use of the Products alone. PHILIPS shall similarly indemnify INTERMAGNETICS to the limit of the total invoice value of the allegedly infringing Products for suits and proceedings and all reasonable damages and costs awarded, including attorneys fees, with respect to all these occurrences covered by this paragraph.

15.3 PHILIPS shall indemnify INTERMAGNETICS, to the limit of the total invoice value of the Products, for alleged infringement of:

         (a) OMT active shielded magnet patent US4587504 and its corresponding patents/applications in any country;

         (b) Siemens B-zero field compensation patent EP0299325 and its corresponding patents/applications in any country; and

         (c) any patent of any third party which cannot be avoided if PHILIPS' active shielded magnet patent EP0138270 and/or its corresponding patents/applications in any country are used.

         PHILIPS' indemnification to INTERMAGNETICS for suits and proceedings shall cover all reasonable damages, expenses and costs, including attorney fees as provided above with respect to such Products using such patents and supplied to PHILIPS.

                                    Page: 18

15.4 The foregoing states the entire liability of INTERMAGNETICS and PHILIPS respectively for infringement of the said rights by Products or any Spare Parts.


                                   Article 16
                            Duration and Termination

16.1     Term
         The initial term of this Agreement shall commence on the Effective Date through and up to 31 December 2005. Starting Calendar year 2001, at the end of each calendar year of this Agreement, the term shall be extended automatically for an additional twelve (12) month period, unless either Party provides a written notice to the other of its intent to terminate at the end of the then applicable term.

16.2     Termination
         In addition to termination in accordance with Article 18, this Agreement may be terminated as follows:

         (a) If a Party is in material breach of this Agreement, the non-breaching Party is entitled to give written notice to the breaching Party. The notice must specify the breach and provide a reasonable opportunity to remedy the breach to the reasonable satisfaction of the non-breaching Party as quickly as commercially reasonable but in any event no longer than six
                  (6) months.

                  If the breaching Party fails to remedy the breach, the non-breaching Party is entitled to take any action open to it under this Agreement and in law, including immediate termination of this Agreement by notice in writing; provided, however, that (i) neither Party shall be liable to the other for any special or consequential damages at any time, and (ii) any action is subject to the arbitration procedure set forth in Article 19.8. In addition, if INTERMAGNETICS' breach is the result of its repeated failure to supply Products on a prolonged basis, the Parties will negotiate for a second source of supply.

         (b) Either Party may terminate this Agreement immediately by written notice to the other Party in the event the latter Party becomes insolvent, files or is the subject of a bankruptcy action which is not dismissed within sixty (60) days, has a receiver appointed, or makes an assignment for the benefit of creditors.

                                    Page: 19

         (c) PHILIPS may terminate this Agreement upon two (2) years written notice to INTERMAGNETICS if more than 50% of the voting shares of INTERMAGNETICS are acquired by, or more than a majority of INTERMAGNETICS' directors have been nominated by, a principal competitor of PHILIPS in MR imaging.

         (d) INTERMAGNETICS may terminate this Agreement upon two (2) years written notice to PHILIPS if PHILIPS or its Associated Companies acquire control over, or become controlled by, an entity engaged in the manufacture of superconductive magnets for MR imaging systems.

16.3     Effect of Termination
         Any notice of termination given under this Agreement shall be deemed to be a notice of termination under any [CONFIDENTIAL TREATMENT REQUESTED] Supply Agreement. Termination of an individual [CONFIDENTIAL TREATMENT REQUESTED] and/or Supply Agreement will not affect the Term of this Agreement, any (other) Supply Agreement or any (other) [CONFIDENTIAL TREATMENT REQUESTED] entered into by the Parties, unless such termination constitutes a material breach under the terms of this Agreement.


                                   Article 17
                                 Surviving Terms

17.1 In the event of termination of this Agreement, the provisions of Articles 2, 4.6 , 10, 11, 12, 13, 14, 15, 17, 19.1, 19.5, 19.7, 19.8,
         19.9, 19.10, 19.11, 19.12 of this Agreement shall survive.

17.2 Upon termination of this Agreement neither Party shall be liable to the other Party except if otherwise stated in this Agreement.


                                   Article 18
                                  Force Majeure

18.1     Effect of Force Majeure
         If either Party is prevented from or delayed in the performance of this Agreement due to the occurrence of force majeure either Party shall be entitled to suspend performance of its obligation for the duration of the prevention or delay caused by such force majeure, without being responsible for any damages resulting therefrom to the other Party.

18.2     Force Majeure Exceeding Three Months
         If the period of prevention or delay caused by force majeure exceeds three consecutive months, then either Party shall be entitled to terminate this Agreement upon thirty (30) days written notice without being liable for any damages whatsoever towards the other Party. This does not affect however commitments which remain applicable upon termination of this Agreement as stated elsewhere in this Agreement.

                                    Page: 20

18.3     Information and Action by Affected Party
         The Party affected by force majeure shall inform the other Party promptly in writing specifying the force majeure as well as its expected duration. The Party so affected shall take all reasonable steps to limit the period of prevention or delay as much as possible.

18.4     Definition
         The expression "force majeure" shall mean and include a happening or event beyond a Party's reasonable control in consequence of which it cannot execute or cannot reasonably be required to execute its obligations. Such circumstances include but are not restricted to: acts of God, war, civil war, insurrection, flood, strikes, epidemics, governmental regulations, freight embargoes, non-availability of any permits, licenses and/or authorizations required unless such non-availability is attributable to the Party claiming the force majeure. [CONFIDENTIAL TREATMENT REQUESTED]

                                   Article 19
                                  Miscellaneous

19.1     Entire Agreement
         It is understood and agreed that this Agreement and the attached Schedules contain the entire understanding between the Parties relating to the subject matter and that any representation, promise, or condition not contained in this Agreement shall not be binding on either Party, unless otherwise agreed and confirmed in writing; provided, however, that this Agreement shall not in any way affect or supersede the Parties' obligations under the Amended and Restated Supply Agreement dated November 6, 1998 and the Termination Agreement dated April 29, 1999.

19.2     Non-applicability of Standard Terms and Conditions
         The terms and conditions contained in this Agreement and the attached Schedules shall take precedence over any standard terms and conditions which appear on any documents previously or subsequently issued by PHILIPS or INTERMAGNETICS under or with reference to this Agreement inclusive of any Purchase Order or any documents incorporated by reference, unless such document is signed by both Parties and explicitly states that it is a modification of this Agreement.

19.3     Assignment
         This Agreement shall be binding on the Parties hereto and their successors and assigns, provided, however, that this Agreement may not be assigned, transferred or hypothecated by either Party, in whole or in part, directly or indirectly, without the prior written consent of the other Party and provided further that either Party is entitled to assign its rights (but not its obligations) under this Agreement in part or in whole to any of its Associated Companies without the other Party's consent.

                                    Page: 21

19.4     Waiver
         No failure by either Party to insist upon strict compliance by the other Party with any of the terms, provisions or conditions of this Agreement in any instance shall be construed as a waiver or relinquishment by either Party of the other Party's rights to insist upon strict compliance in the future.

19.5     Notices
         Notices, consents, approvals and other communications from one Party to the other pursuant to this Agreement shall be deemed to have been sufficiently given if sent by registered airmail, or, by telefax or telex confirmed the same day by registered airmail, and addressed as specified below, or, addressed in such other manner as previously notified in writing by the addressee. All communications shall be deemed to have arrived, in the case of a communication by registered airmail only as of the 6th (sixth) day following posting, and, in the case of a communication by telefax or telex confirmed by registered airmail, as of the business day following the day the telefax or telex is dispatched.

         Communications to PHILIPS shall be addressed as follows:

         (by mail)     :   PHILIPS Medical Systems Nederland B.V.
                           f.a.o. General Counsel PMS
                           Veenpluis 6
                           P.O. Box 10000
                           5680 DA Best
                           The Netherlands
         (by telefax)  :   +31-40-2762561
                           with  a copy to Purchasing Department MR
Communications to INTERMAGNETICS shall be addressed as follows to:

         (by mail)     :   V.P. and General Manager, Magnet Business Group
                           Intermagnetics General Corporation
                           450 Old Niskayuna Road
                           P.O. Box 461
                           Latham, New York 12110-0461
                           U.S.A.
         (by telefax)  :   + 1-518-783-2623
                           with a copy to Intermagnetics' Finance Department

                                    Page: 22

19.6     Modification of Agreement
         This Agreement may not be modified or amended except by a writing signed by the authorized representatives of the Parties which shall be attached to this Agreement.

19.7     Consent
         Whenever under this Agreement a Party's consent, permission, agreement, acceptance, satisfaction or approval is required, it shall not be unreasonably or arbitrarily withheld or delayed.

19.8     Applicable Law and Settlement of Disputes
         This Agreement shall be governed by, and the rights of the Parties shall be determined under, the laws of the State of New York, not including New York rules of conflicts of laws or private international law that may refer to the law of another jurisdiction as the applicable governing law.

         The Parties agree to endeavor to identify in advance issues that could generate controversies or disputes, in order to permit their early resolution by friendly negotiations, and to use their best efforts to negotiate in good faith, for a period of sixty (60) days or such other period as shall be mutually agreed upon by them, to resolve all such controversies or disputes in an amicable manner. All disputes arising out of or in connection with the interpretation or execution of this Agreement during its life or thereafter shall be finally settled by arbitration in New York City, New York, USA, accordingly to the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three (3) arbitrators in accordance with the Rules. The language of the arbitration shall be English. The award of the Court of Arbitration shall be final and binding and may be enforced in any court of competent jurisdiction.

19.9     Headings
         Headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

19.10    Publicity
         Neither INTERMAGNETICS nor PHILIPS shall, without the prior written consent of the other Party, (a) make any news release or public announcement, relating to this Agreement or its subject matter, nor (b) in any manner advertise or publish the fact that Parties entered into this Agreement except as required by law.

19.11    Trademarks
         PHILIPS herewith grants INTERMAGNETICS the right to use the following trademarks: (a) the word mark "Philips" and Philips' Shield Emblem and
         (b) such other trademark(s) as may be designated at any time by Philips on the Products during the Term, if INTERMAGNETICS strictly adheres to the instructions of PHILIPS laid down in a Schedule to a Supply Agreement. INTERMAGNETICS acknowledges all rights of PHILIPS in and to the said trademarks and further agrees that the design, development, manufacture and supply of Product(s), Spare Part(s), and packing, if any, bearing such trademarks shall not be construed as a grant of any rights in such trademarks or as the use of such trademarks, either on or relating to INTERMAGNETICS' products, in INTERMAGNETICS' sales literature or other publications, or otherwise, by or for the benefit of INTERMAGNETICS without PHILIPS' prior written consent.

                                    Page: 23

19.12    Severability
         If any of the provisions of this Agreement are held to be void or unenforceable by or as a result of a determination of an arbitrator or judicial authority having competent jurisdiction, the decision of which is binding upon the Parties with respect to one or more of the countries to which this Agreement applies, the Parties agree that such determination shall not result in the nullity or unenforceability of the remaining portions of this Agreement in such country(ies). The Parties further agree to replace such void or unenforceable provisions of this Agreement with respect such country(ies) by valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions. The provisions so determined to be void or unenforceable shall, however, remain in full force and effect with respect to all other countries to which this Agreement applies.

IN WITNESS WHEREOF the parties have caused this Agreement to be signed by their authorized representatives:

INTERMAGNETICS GENERAL                                          PHILIPS MEDICAL SYSTEMS
CORPORATION                                                     NEDERLAND B.V.


Signature /s/ Glenn H. Epstein                                  Signature /s/ Ir. C.F. Knoet
                  Glenn H. Epstein                                                Ir. C.F. Knoet
                  President and                                                   Director PMC MR/CT/EVM
                  Chief Operating Officer

Date: 30 April 1999                                             Date: 28 April 1999

INTERMAGNETICS GENERAL                                          PHILIPS MEDICAL SYSTEMS
CORPORATION                                                     NEDERLAND B.V.


Signature: /s/ Leo Blecher                                      Signature: /s/ Dr A.H. van Ommen
                  Leo Blecher                                                     Dr A.H. van Ommen
                  VP and General Manager                                          Director
                  Magnet Business Group                                           PMG Magnetic Resonance

                                    Page: 24

Date: 30 April 1999                                             Date: 29 April 1999

INTERMAGNETICS GENERAL                                          PHILIPS MEDICAL SYSTEMS
CORPORATION                                                     NEDERLAND B.V.


Signature: /s/ Garry Morrow                                     Signature: /s/ Boyd van der Plas
                  Garry Morrow                                                    Boyd van der Plas,
                  Marketing Manager                                               Purchasing Manager
                  Magnet Business Group                                           PMG Magnetic Resonance

Date: 30 April 1999                                             Date: 29 April 1999

                                    Page: 25